Viad Corp Acquires Jasper National Park Based Attraction

Expands Travel & Recreation Portfolio with Acquisition of the Maligne Tours Ltd. Business

PHOENIX and BANFF, Alberta, Jan. 4, 2016 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that it acquired the Maligne Tours Ltd. business ("Maligne Tours"), which provides interpretive boat tours and related services at Maligne Lake in Jasper National Park. Maligne is the largest lake in Jasper National Park and is widely noted for its scenic splendor, vivid water color and views of three glaciers and Spirit Island.

Steve Moster, Viad's president and chief executive officer, said, "This acquisition represents continued progress against our Refresh, Build, Buy strategy to add scale to our portfolio of experiential tourism businesses through the addition of iconic and high-margin assets. Maligne Tours is a world-class asset and a natural fit with our existing Jasper and Banff-based businesses, offering cross-selling opportunities and operational synergies in a geography and service line that we know well. Our existing attractions include the Glacier Adventure and Glacier Skywalk in Jasper National Park and the Banff Gondola and Banff Lake Cruise in Banff National Park."

Maligne Tours has seven tour boats operating seasonally from May through October and welcomed approximately 75,000 guests last year. The business also includes a marina and day lodge that offer food and beverage and retail services, a historic chalet complex that is available for catered special events, and a historic boat house that offers canoes, kayaks and rowboats for rental.

The acquisition closed on January 4, 2016, was within Viad's stated target valuation range and is expected to be accretive to 2016 earnings.

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Travel & Recreation Group, visit the company's website at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie J. Long
Investor Relations
(602) 207-2681
ir@viad.com

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